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                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                               Percentage of
           Parent                      Subsidiary                Ownership
----------------------------    -----------------------    --------------------
Bay View Capital Corporation    Bay View Federal Bank,             100%
                                A Federal Savings Bank
Bay View Capital Corporation    Bay View Securitization            100%
                                Corporation
Bay View Capital Corporation    Regent Financial                   100%
                                Corporation
Bay View Federal Bank           MoneyCare, Inc.                    100%
Bay View Federal Bank           Bay View Financial                 100%
                                Corporation
Bay View Financial              Bay View Auxiliary                 100%
 Corporation                    Corporation
Bay View Financial              Bay Counties Insurance             100%
 Corporation                    Agency, Inc.
Bay View Financial              Carquinez Reserve, Inc.            100%
 Corporation

The financial statements of the Registrant are consolidated with those of its subsidiaries.